UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant x                 Filed by a Party other than the Registrant

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

CAPNIA, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CAPNIA, INC.
1235 Radio Road, Suite 110
Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Monday, May 8, 2017

Dear Stockholder:

We cordially invite you to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Capnia, Inc. (“Capnia” or the “Company”). The meeting will be held on Monday, May 8, 2017, at 8:00 a.m. Pacific Time, 1235 Radio Road, Suite 110, Redwood City, CA 94065 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect four Class III directors to serve until the 2020 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.
To approve an amendment to amend the Amended and Restated Certificate of Incorporation (the “Charter”) of the Company, at the discretion of the Board of Directors,  to change the name of the Company to "Soleno Therapeutics, Inc.";

4.
To approve an amendment to amend the Charter to effect, at the discretion of the Board of Directors (the “Board” or (“Board of Directors”), a reverse stock split of all of the outstanding shares of Capnia’s common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10) to be determined by our Board to be effected at the sole discretion of our Board at any time within six months following the Annual Meeting; and authorize any other action deemed by our Board to be necessary in connection therewith, all without further approval or authorization of our stockholders (the “Reverse Split”); and

5.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 12, 2017 as the record date for the Annual Meeting. Only stockholders of record on April 12, 2017 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at the following Internet address: www.astproxyportal.com/ast/19765. You will be asked to enter the control number located on your proxy card.

Your vote is important. Whether you plan to attend the Annual Meeting, please cast your vote via the Internet, as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

By order of the Board of Directors,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

Redwood City, California

April 19, 2017

TABLE OF CONTENTS

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Proxy Materials	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
What proposals will be voted on at the Annual Meeting?	2
What is Capnia’s voting recommendation?	2
What happens if additional proposals are presented at the Annual Meeting?	2
Who can vote at the Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How many votes does Capnia need to hold the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	4
What happens if I do not cast a vote?	4
How can I vote my shares in person at the Annual Meeting?	4
How can I vote my shares without attending the Annual Meeting?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	5
How can I change or revoke my vote?	5
Where can I find the voting results of the Annual Meeting?	5
Who are the proxies and what do they do?	6
How are proxies solicited for the Annual Meeting?	6
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of proxy materials?	6
What should I do if I receive more than one set of proxy materials?	6
Is my vote confidential?	6
What is the deadline to propose actions for consideration at the 2017 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?	6
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
Nominee Directors	9-10
Continuing Directors	11-12
Director Independence	12-13
Board of Directors	13
Board Leadership Structure	13
Board Committees	13
Audit Committee	14
Compensation Committee	14
Nominating and Corporate Governance Committee	14
Stockholder Recommendations for Nominations to the Board of Directors	15
Communications with the Board of Directors	15
Role in Risk Oversight	15
Code of Business Conduct and Ethics	16
Compensation Committee Interlocks and Insider Participation	16
Non-Employee Director Compensation	16-19

i

PROPOSAL NO. 1 ELECTION OF DIRECTORS	20
Nominees	20
Vote Required	20
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
Fees Paid to the Independent Registered Public Accounting Firm	21
Auditor Independence	22
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	22
Vote Required	22
PROPOSAL NO. 3 APPROVAL OF AMENDMENT TO CHARTER TO CHANGE THE COMPANY’S NAME TO SOLENO THERAPEUTICS, INC.	23
Reasons for the Name Change	23
Required Vote	23
Background and Purpose of the Name Change	23
PROPOSAL NO. 4 APPROVAL OF AMENDMENT TO CHARTER TO PERFORM THE REVERSE SPLIT	24
Reasons for the Reverse Split	24-26
Effective Date	26
Principal Effects of Reverse Split	26-29
Exchange of Stock Certificates	29
Accounting and Tax Consequences	30-31
Required Vote	31

AUDIT COMMITTEE REPORT	32
EXECUTIVE OFFICERS	33
EXECUTIVE COMPENSATION	34
2015 and 2016 Summary Compensation Table	34
Employment offer letters and Employment Agreements	35
Potential payments and benefits upon termination or change of control	35-36
Outstanding equity awards at December 31, 2016	37
Compensation Committee Report	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39-42

RELATED PERSON TRANSACTIONS	43
Indemnification Agreements	44
Employment Agreements	44
Equity Issuances and Grants	44
Policies and Procedures for Related Party Transactions	44
OTHER MATTERS	45
Section 16(a) Beneficial Ownership Reporting Compliance	45
Available Information	45
Company Website	45

ii

CAPNIA, INC.

PROXY STATEMENT
FOR 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:00 a.m. Pacific Time on Monday, May 8, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors (the “Board” or the “Board of Directors”) is soliciting proxies for the 2017 Annual Meeting of Stockholders of Capnia, Inc. (“Capnia” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held at our principal executive office located at 1235 Radio Road, Suite 110, Redwood City, CA 94065 on Monday, May 8, 2017, at 8:00 a.m., Pacific Time, and our telephone number at this address is (650) 213-8444. This proxy statement, the accompanying form of proxy card and our 2016 annual report are first being mailed on or about April 19, 2017 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: What proposals will be voted on at the Annual Meeting?

A: There are four proposals scheduled to be voted on at the Annual Meeting:

•	To elect the four Class III nominees for directors as set forth in this proxy statement;

•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	To approve an amendment to amend the Amended & Restated Certificate of Incorporation (the “Charter”) of the Company to change the name of the Company to "Soleno Therapeutics, Inc."; and

•
To approve an amendment to amend Capnia’s Charter to effect, at the discretion of the Board of Directors, a reverse stock split of our common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10) as determined by our Board, to be effected in the sole discretion of our Board at any time within six months following the Annual Meeting (the “Reverse Split”); and authorize any other action deemed by our Board to be necessary in connection with the Reverse Split, all without further approval or authorization of our stockholders.

Q: What is Capnia’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class III nominees to our Board of Directors, “FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm, “FOR” the approval to change the name of the Company to "Soleno Therapeutics, Inc." and “FOR” the approval of the Reverse Split.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the four proposals described in this proxy statement, Capnia does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy, the persons named as proxy holders, Anish Bhatnagar and David O’Toole, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Capnia’s Class III nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the Annual Meeting?

A: Our Board of Directors has set April 12, 2017 as the record date for the Annual Meeting. All stockholders who own Common Stock at the close of business on April 12, 2017 may attend and vote at the Annual Meeting. For each share of common stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. As of April 12, 2017, 47,587,647 shares of our common stock were outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Capnia hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Capnia’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and the proxy materials has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Capnia or to vote in person at the Annual Meeting.

Beneficial Owners / Street Name Stockholders

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instances, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners”.

Q: How many votes does Capnia need to hold the Annual Meeting?

A: The holders of a majority of Capnia’s issued and outstanding shares, and entitled to vote, as of the record date must be present in person or represented at the Annual Meeting by proxy in order for Capnia to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted also as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: Proposal One — Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

You may vote either “FOR” or “WITHHOLD” on each of the Class III nominees for election as director. The four individuals receiving the highest number of “FOR” votes at the Annual Meeting for the Class III nominees will, therefore, be elected.

Proposal Two —The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Marcum LLP as our company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Three —The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve an amendment to amend the Charter of the Company to change the name of the Company to "Soleno Therapeutics, Inc.". You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Four —The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve an amendment to amend the Charter of the Company to effect the Reverse Split of all of the outstanding shares of Capnia’s common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10) as determined by our Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Four. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q: Who counts the votes?

A: Votes cast by proxy or in person at the Annual Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners —If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), for approval to change the name of the Company (Proposal Three) and for approval to effect the Reverse Split (Proposal Four), because if you do not indicate how you want to vote your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Marcum as our independent registered public accounting firm (Proposal Two).

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring your proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, Capnia recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Please note that seating is limited and we ask that you please allow ample time for check-in. Seating will begin at 7:00 a.m. and the Annual Meeting will begin at 8:00 a.m. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Proxy Materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet —Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on May 7, 2017, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees (have your proxy card in hand when you visit the website). Your proxy card or voting instructions form you complete and return will provide instructions for stockholders whose bank or brokerage firm is participating in electronic voting.

Telephone —You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on May 7, 2017, at 800-776-9437 or 718-921-8500 (have your proxy card in hand when you call).

Mail —You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided (if you received printed proxy materials). Your vote must be received by 11:59 p.m., Eastern Time, on May 7, 2017.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our one “routine” matter: the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, to approve the change in the name of the Company, or to approve the Reverse Split, which are “non-routine” matters, absent direction from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record —If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive office, 1235 Radio Road, Suite 110, Redwood City, CA 94065, Attention: Corporate Secretary.

Beneficial owners —If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting in person. Your broker, bank or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May 7, 2017.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q: Who are the proxies and what do they do?

A: Our Board of Directors designated the two persons named as proxies on the proxy card, Anish Bhatnagar and David O’Toole. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxies will cause their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board of Directors in favor of the nominated directors, for ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, to approve the amendment to amend the Charter of the Company to change the name of the Company to "Soleno Therapeutics, Inc.", and to approve the amendment to the Charter to effect the Reverse Split of all of the outstanding shares of Capnia’s common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10) to be determined by our Board to be effected at the sole discretion of our Board at any time within six months following the Annual Meeting. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q: How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of, our proxy materials, such stockholder may our Investor Relations department (i) by mail at 1235 Radio Road, Suite 110, Redwood City, CA 94065, (ii) by calling us at (650) 213-8444, or (iii) by sending an email to IR@capnia.com, attn.: David O’Toole.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Capnia or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Capnia’s management.

Q: What is the deadline to propose actions for consideration at the 2018 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?

A: Our stockholders may submit proposals that they believe should be voted upon at our next year’s Annual Meeting in 2018 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendations and Nominations of Director Candidates”).

Stockholder Proposals:

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Capnia’s proxy statement for the 2018 Annual Meeting, the written proposal must be received by Capnia’s Corporate Secretary at our principal executive offices no later than January 8, 2018. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

When a stockholder does not seek to include a proposal in our 2018 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Capnia for the 2018 Annual Meeting of Stockholders consistent with the requirements of our amended and restated bylaws. To be timely under our amended and restated bylaws, such stockholder’s notice must be received by the Corporate Secretary at our principal executive office not later than 45 days nor earlier than 75 days before the one-year anniversary of the date on which we first mailed our 2017 proxy materials or delivered a notice of availability of proxy materials (whichever is earlier) for the 2017 Annual Meeting. For the 2018 Annual Meeting, assuming a mailing date of April 19, 2017 for this proxy statement, the notice must be received no earlier than February 22, 2018 and no later than March 24, 2018. However, if the date of the 2018 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the 2017 Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2018 Annual Meeting, or (ii) the tenth day following the day on which a public announcement of the date of the 2018 Annual Meeting is first made. To be in proper form, a stockholder’s notice to our company must set forth the information required by our amended and restated bylaws.

In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4(i)(a) of our amended and restated bylaws.

As described in our amended and restated bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our amended and restated bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2018 Annual Meeting.

Recommendations and Nominations of Director Candidates:

The Nominating and Corporate Governance Committee will consider stockholder recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Capnia, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(ii) of our amended and restated bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our amended and restated bylaws.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Capnia, Inc., Attention: Corporate Secretary, at 1235 Radio Road, Suite 110, Redwood City, CA 94065. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2018 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our amended and restated bylaws is available on our corporate website at www.capnia.com in the Corporate Governance section of the Investor Relations page.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of 10 members. Six of our directors are independent within the meaning of the independent director requirements of The NASDAQ Capital Market, or NASDAQ. Our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of April 12, 2017, and certain other information for each of the directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/Nominees
Ernest Mario	III	78	Chairman	08/03/2007	2017	2020
Anish Bhatnagar	III	49	President, Chief Executive Officer and Director	02/06/2014	2017	2020
William G. Harris(1) (3)	III	58	Director	06/02/2014	2017	2020
Stuart Collinson(2)(4)	III	57	Director	03/07/2017	2017	2020

2. Continuing Directors
Edgar G. Engleman, M.D.	I	71	Director	06/07/2001	2018	—
Rajen Dalal (2)	I	63	Director	04/14/2016	2018	—
Mahendra Shah(4)	I	71	Director	03/07/2017	2018	—
Steinar J. Englesen, M.D., M.Sc(1)(2)(3)	II	66	Director	04/20/2004	2019	—
Stephen Kirnon, Ed.D.(1)(2)(3)	II	54	Director	07/22/2002	2019	—
James Glasheen(3) (4)	II	49	Director	03/07/2017	2019	—

(1)	Member of our audit committee.
(2)	Member of our nominating and corporate governance committee.
(3) (4)	Member of our compensation committee. Appointed to the Board on March 7, 2017

Nominee Directors

Ernest Mario, Ph.D. Dr. Mario joined our Board of Directors in August 2007 and served as Chairman and Chief Executive Officer until February 2014 when he was named Chairman. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company that was acquired by GSK for approximately $1.6 billion in 2007. Dr. Mario served as Chief Executive Officer and Chairman of ALZA Corporation, a research-based pharmaceutical company, from November 1997 to December 2001, when ALZA was acquired by Johnson & Johnson for approximately $12 billion. Previously he served as Chief Executive Officer and Co-Chairman of ALZA from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has current and past service on a number of corporate boards including Boston Scientific Corporation, Celgene Inc.,

Chimerix, Inc., Kindred Biosciences Inc., Tonix Pharmaceuticals Holding Corp. and XenoPort Inc. Dr. Mario is active in numerous educational and healthcare organizations. He is Chairman of the American Foundation for Pharmaceutical Education, a Director of the Gladstone Foundation, and past Chairman of the Duke University Health System. Dr. Mario earned his M.S. and Ph.D. in physical sciences at the University of Rhode Island and a B.S. in pharmacy at Rutgers. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007 he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor.

We believe Dr. Mario is able to make valuable contributions to our Board of Directors due to his extensive knowledge of our company, the industry, and our competitors, his extensive experience in risk oversight, quality and business strategy as a result of serving in leadership roles at multiple companies, his status as a significant stockholder and his prior service as our Chief Executive Officer.

 Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

William G. Harris. Mr. Harris has been a member of our Board of Directors since June 2014. Since 2001, he has been the Senior Vice President of Finance and Chief Financial Officer of Xenoport, Inc. From 1996 to 2001, he held several positions with Coulter Pharmaceutical, Inc., a biotechnology company engaged in the development of novel therapies for the treatment of cancer and autoimmune diseases, the most recent of which was Senior Vice President and Chief Financial Officer. Corixa Corp., a developer of immunotherapeutic products, acquired Coulter Pharmaceutical in 2000. Prior to Coulter Pharmaceutical, from 1990 to 1996, Mr. Harris held several positions at Gilead Sciences, Inc., the most recent of which was director of finance. Mr. Harris received a B.A. from the University of California, San Diego and an M.B.A. from Santa Clara University, Leavey School of Business and Administration.

We believe Mr. Harris is able to make valuable contributions to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries.
Stuart J.M Collinson, Ph.D. Dr. Collinson has been a member of our Board of Directors since March 2017. He currently serves as a Partner at Forward Ventures, a venture capital firm. Previously he was Chairman and CEO of Aurora Biosciences. Dr. Collinson is currently a Board member of Tioga Pharmaceuticals from 2005 and Arcturus Therapeutics from 2014. He was a Board member for Affinium Pharmaceuticals from 2007 to 2014, Oxagen from 2001 to 2012 and VertexPharmaceuticals from 2002 to 2011. Dr. Collinson held senior management positions with Glaxo Wellcome from December 1994 to June 1998, most recently serving as Co-Chairman, Hospital and Critical Care Therapy Management Team and Director of Hospital and Critical Care. Dr. Collinson received his Ph.D. in physical chemistry from the University of Oxford, England and his M.B.A. from Harvard University.
We believe Dr. Collinson is able to make valuable contributions to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries.

Continuing Directors

Edgar G. Engleman, M.D. Dr. Engleman has been a member of our Board of Directors since June 2001. He is a founding member of Vivo Ventures, LLC (formerly BioAsia Investments) and since 1990 has served as professor of Pathology and Medicine at Stanford University School of Medicine, where he oversees the Stanford Blood Center as well as his own immunology research group. An editor of numerous scientific journals and the inventor of multiple patented technologies, Dr. Engleman has authored more than 250 publications in medical and scientific journals and has trained more than 200 graduate students and postdoctoral fellows. Dr. Engleman has co-founded a number of biopharmaceutical companies including Cetus Immune Corporation (acquired by Chiron Corporation), Genelabs Technologies, Inc., (acquired by GlaxoSmithKline plc), National Medical Audit, and Dendreon Corporation. He is the lead inventor of the technology underlying Provenge, Dendreon’s cancer vaccine, which was approved in 2010 to treat asymptomatic or minimally symptomatic metastatic hormone refractory prostate cancer. Dr. Engleman currently serves on the boards of several private biotechnology companies, including Gryphon Therapeutics, Inc., Naryx Pharma, Inc., Eiger BioPharma, Inc., Nuveta, Inc. and Semnur Pharmaceuticals, Inc. He received his M.D. from Columbia University School of Medicine and his B.A. from Harvard University.

We believe Dr. Engleman is able to make valuable contributions to our Board of Directors due to his extensive knowledge of the healthcare industry, his medical expertise, his service on other company boards of directors, and his understanding of our company.

Rajen Dalal. Mr. Dalal joined our Board of Directors in April 2016. Since 2011, Mr. Dalal has served as the CEO of ReLIA Diagnostic Systems, Inc., a point-of-care diagnostics company selling blood tests used in emergency medicine. Mr. Dalal also served on ReLIA’s board from 2006 to 2015. Since 2011, Mr. Dalal has been a managing director of Synergenics LLC, a management company that operates a consortium of commonly-owned but independent biotech companies. Mr. Dalal also served from 2008 to 2010 on the board of Singapore based A-Bio Pharma and Dx Assays, from 2006 to 2008 as CEO and director of Aviir, a medical device company which commercialized multi-protein biomarker test for detecting risk of acute myocardial infarction, from 2003 to 2008 on the board of directors for Vermillion, a public ovarian cancer diagnostics company, from 2002 to 2005 as CEO and a director of Guava Technologies, which commercialized a low cost bench top flow cytometer for HIV/AIDS testing, and from 2000 to 2002 on the HHS Committee for Blood Safety and Availability. Mr. Dalal was previously with Chiron as President of its Blood Testing division as well as its Vice President, Corporate Development. Prior to working in biotech, Mr. Dalal was at McKinsey & Co in New York and Cleveland. He is a graduate of the University of Chicago, MIT and St. Xavier’s College, Bombay with degrees in business, biochemical engineering and chemistry respectively.

We believe Mr. Dalal is able to make a valuable contribution to our Board of Directors due to his extensive operational experience and board oversight in a diverse range of healthcare companies.

Mahendra G. Shah, Ph.D. Dr. Shah has been a member of our Board of Directors since March 2017. Dr. Shah is a highly successful pharmaceutical entrepreneur and executive who has been at Vivo Capital, LLC, a healthcare focused investment firm, since March 2010. He is currently the managing director at Vivo Capital, responsible for sourcing and evaluating new deals, advising current portfolio companies and serving on the boards of portfolio companies. Dr. Shah is the founder and executive chairman of Semnur Pharmaceuticals. Dr. Shah previously served as chairman of the board of Essentialis Therapeutics, board member of Bolt therapeutics, Impel Neuropharma, Fortis Inc.,Crinetic pharmaceuticals, Verona pharma and a member of the board of trustees of St. John’s University. He is also a board member and charter member of EPPIC and a charter member of TIE.From September 2005 to December 2009, he was the founder, chairman and CEO of NextWave Pharmaceuticals, a pediatric focused specialty pharmaceutical company, which was sold to Pfizer for a total of $700 million in upfront and milestone payments. From 1993 to May 2003, he was the chairman and CEO of First Horizon Pharmaceuticals, a publicly traded specialty pharmaceutical company, where he raised over $200 million and built a highly profitable company before it was sold to Shionogi Pharmaceuticals for $1.4 billion. From 1991 to October 1999, he was vice president of E. J. Financial Enterprises, Inc., which manages a fund that invests in healthcare companies. He previously served on the boards of Biotie therapies (BITI), Unimed Pharmaceuticals (UMED), Introgen Therapeutics (INGN), Inpharmakon, Protomed, Structural Bioinformatics, and Zarix. From 1987 to 1991 he was the senior director of new business development with Fujisawa USA (Astellas). Prior to that time he worked in various scientific and management positions with Schering-Plough and Bristol Myers-Squibb. Dr. Shah received his Ph.D. in industrial pharmacy from St. John’s University and his Bachelor’s and Master’s Degree in Pharmacy from L.M. College of Pharmacy in Gujarat, India.

We believe Dr. Shah is able to make a valuable contribution to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries.

Steinar J. Engelsen, M.D., M.Sc., CEFA. Dr. Engelsen has been a member of our Board of Directors since April 2004. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest AS, a venture capital firm based in Norway. From June 1989 until October 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and affiliated companies. He was responsible for therapeutic research and development, most recently serving as Senior Vice President, Research and Development of Nycomed Pharma AS from January 1994 until October 1996. He currently serves on the board of directors of Insmed, Inc. In addition, from January to November 2000, Dr. Engelsen was acting Chief Executive Officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Engelsen also served as Chairman of the board of directors of Centaur. Dr. Engelsen received his M.Sc. in Nuclear Chemistry and his M.D. from the University of Oslo, and is a Certified European Financial Analyst from The Norwegian School of Economics.

We believe Dr. Engelsen is able to make valuable contributions to our Board of Directors due to his extensive healthcare management experience, his financial and business leadership and expertise resulting from serving as a director or executive officer of multiple companies, and his understanding of our company.

 Stephen Kirnon, Ed.D. Dr. Kirnon has been a member of our Board of Directors since July 2002. He has over 20 years of operational experience in biomedical organizations. Since January 2009, he has served as the Co-founder and CEO of PharmaPlan LLC. From January 2012 until July 2013 he served as Vice President, Co-Lead Life Science Practice at Witt/Kieffer, Ford, Hadelman, Lloyd Corp. Prior to that, Dr. Kirnon was the President and Chief Executive Officer of Pepgen Corporation, a biopharmaceutical company based in Alameda, California, specializing in autoimmune diseases. He was formerly the President and CEO of Target Protein Technologies, Inc., a pharmaceutical company based in San Diego and specializing in the development of pharmaceutical compounds targeted to specific tissues and organs of the human body. Prior to TPT, he was the President and COO and a member of the board of Yamanouchi Pharma Technologies, Inc., which is responsible for developing and commercializing Yamanouchi’s proprietary drug delivery technologies as well as the U.S. development and manufacture of Yamanouchi’s pharmaceuticals. Previously, Dr. Kirnon was the President of the Drug Delivery Division of Cygnus, Inc., successfully leading that Division into profitability and subsequently through sale of its business. Dr. Kirnon has also held various business development, sales, and marketing positions at Cygnus, Biogenex Laboratories, Inc., and GlaxoSmithKline plc. Dr. Kirnon received his doctorate in organization change and transformational leadership from as well as his M.B.A. from Pepperdine University, where he is an Adjunct Professor. He received a B.A. degree in Biochemistry from Harvard University. He is also a trustee of the New England College of Optometry.

We believe Dr. Kirnon is able to make valuable contributions to our Board of Directors due to his extensive operational experience in the biomedical and pharmaceutical industries, and his knowledge of our company.

James Glasheen. Dr. Glasheen has been a member of our Board of Directors since March 2017. Since 2002, Dr. Glasheen has served as a general partner with Technology Partners, a venture capital firm that focuses on clean tech and life science companies. Prior to his work at Technology Partners, he served as Managing Director of CIT Venture Capital. From 1996 to 2000, he was a leader within McKinsey & Company’s Pharmaceutical and Medical Products Practice. Dr. Glasheen also serves as an advisor to the National Science Foundation’s (NSF) SBIR program in Washington D.C. Dr. Glasheen currently serves as a member of the board of directors of several privately-held biotechnology, consumer medical and medical device companies. Dr. Glasheen holds a B.S. from Duke University and an M.A. and Ph.D. from Harvard University.

We believe Dr. Glasheen is able to make valuable contributions to our Board of Directors due to his experience facilitating the growth of venture-backed companies, his experiences with McKinsey & Company and his consumer medical company expertise.

Director Independence

Under the listing requirements and rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after the Exchange Offer.

Since our initial public offering (the “IPO”), our Board of Directors has continually performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors determined that Messrs. Dalal and Harris, and Drs. Engelsen, Kirnon, Glasheen and Collinson have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, and the listing requirements and rules of NASDAQ. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company, any other transactional relationships a nonemployee director may have with our company, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of such director’s and our respective affiliates.

In determining the independence of Drs. Glasheen and Collinson, the Board considered Drs. Glasheen’s and Collinson’s service as directors of Essentialis, Inc. prior to the effective date of the merger of Capnia with Essentialis. The Board further considered Drs. Glasheen’s and Collinson’s relationships with Technology Partners and Forward Ventures, respectively, each of which were stockholders of Essentialis prior to the merger and now own more than 10% of Capnia’s common stock as more fully described below in the following sections: “Related Party Transactions” and “Security Ownership Of Certain Beneficial Owners And Management.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is ten. Our current directors, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board of Directors held eight meetings during 2016. The Board of Directors did not act by unanimous written consent. No member of our Board of Directors who served as a director for the 2016 year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders.

Board Leadership Structure

Our Board of Directors has a Chairman, Dr. Mario, who has authority, among other things, to preside over Board of Directors meetings, and to call special meetings of the board. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our Board of Directors in its oversight of the business and affairs of our company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the company and its stockholders. However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our Board of Directors may periodically review its leadership structure.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus.

Audit Committee

Our audit committee consists of Steinar J. Engelsen, William G. Harris, and Stephen Kirnon, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Harris. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our Board of Directors has determined that Dr. Engelsen, and Mr. Harris are audit committee financial experts, as defined by the rules promulgated by the Securities Exchange and Commission.

The charter of the audit committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website. During 2016, our audit committee held four meetings and did not act by written/electronic consent.

Compensation Committee

Our compensation committee consists of Steinar J. Engelsen, William G. Harris, Stephen Kirnon and James Glasheen, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Code. The chairperson of our compensation committee is Dr. Engelsen.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our Board of Directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The charter of the compensation committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website. During 2016, our compensation committee held four meetings and did not act by written/electronic consent.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Steinar J. Engelsen, Stephen Kirnon, Rajen Dalal and Stuart Collinson, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards. The chairperson of our nominating and corporate governance committee is Dr. Kirnon.

Our nominating and corporate governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board of Directors on matters concerning corporate governance and conflicts of interest.

The charter of the nominating and corporate governance committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website. During 2016, our nominating and corporate governance committee held five meetings and did not act by written/electronic consent.

Special Committee of the Board of Directors to review the Essentialis Transaction

Our Board of Directors created a special committee of the Board of Directors in order to review our acquisition of Essentialis and the related transactions. This special committee consisted of William G. Harris, Anish Bhatnagar, Rajen Dalal, Ernest

Mario, Steve Kirnon and Steinar Engelsen. The special committee met five times during 2016 and did not act by written/electronic consent.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board of Director’s membership. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065. To be timely for our 2018 Annual Meeting of stockholders, our Corporate Secretary must receive the nomination not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed its Proxy Materials or a notice of availability of Proxy Materials (whichever is earlier) to stockholders in connection with our previous year’s Annual Meeting of stockholders. The notice must state the information required by Section 2.4(ii)(b)(1) of our bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our board of directors, and mailing the correspondence to our Corporate Secretary at Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our Board of Directors has the ultimate responsibility for the risk management process, senior management and various committees of our Board of Directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board of Directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-today oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receive direction from the full Board of Directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, report on the findings from the discussions to our board of directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.capnia.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an officer or employee of the company. None of our executive officers serve, or have served during the last fiscal year, as a member of a of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our compensation committee.

Non-Employee Director Compensation

Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings. In 2016, certain of our non-employee directors received cash compensation as set forth below.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2016.

Name	Cash Compensation	Option Awards (1)	Other Compensation	Total
Edgar G. Engleman	$35,000	$18,610	-	$53,610
Ernie Mario	$60,000	$18,610	-	$78,610
Steinar J. Engelsen	$56,000	$18,610	-	$74,610
Stephen Kirnon	$54,500	$18,610	-	$73,110
William James Alexander (2)	$8,750	-	-	$8,750
William G. Harris	$55,000	$18,610	-	$73,610
Rajen Dalal (3)	$28,875	$32,865	-	$61,740
Stuart Collinson (4)	-	-	-	-
Mahendra Shah (4)	-	-	-	-
James Glasheen (4)	-	-	-	-

(1)
The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.

(2)	Resigned from our Board on March 28, 2016.
(3)	Appointed to the Board on April 15, 2016.
(4)	Appointed to the Board on March 7, 2017.

Name	Equity Award Grant Date	Number of shares Subject to Outstanding Options as of December 31, 2016	Option Exercise Price (8)	Option Expiration Date
Edgar G. Engleman (1)	6/27/2008	1,666	$3.48	9/25/2018
Edgar G. Engleman (1)	10/15/2008	833	$3.48	10/15/2018
Edgar G. Engleman (1)	11/12/2014	7,000	$7.14	11/12/2024
Edgar G. Engleman (1)	1/11/2015	5,000	$1.80	1/11/2025
Edgar G. Engleman (1)	5/15/2015	5,000	$4.66	5/15/2025
Edgar G. Engleman (1)	6/8/2016	27,083	$1.20	6/8/2026
Ernest Mario (2)	11/12/2014	49,772	$7.14	11/12/2014
Ernest Mario (2)	11/12/2014	7,000	$7.14	11/12/2024
Ernest Mario (2)	01/11/2015	5,000	$1.80	01/11/2025
Ernest Mario (2)	05/15/2015	5,000	$4.66	05/15/2025
Ernest Mario (2)	06/08/2016	27,083	$1.20	06/08/2026
Rajen Dalal (3)	4/15/2016	20,000	$1.21	4/15/2016
Rajen Dalal (3)	6/8/2016	27,083	$1.20	6/8/2026
Steinar J. Engelsen (4)	11/12/2014	7,000	$7.14	11/12/2024
Steinar J. Engelsen (4)	1/11/2015	5,000	$1.80	1/11/2025
Steinar J Engelsen (4)	5/15/2015	5,000	$4.66	5/15/2025
Steinar J. Engelsen (4)	6/8/2016	27,083	$1.20	6/8/2026
Stephen Kirnon (5)	6/27/2008	1,666	$3.48	9/25/2018
Stephen Kirnon (5)	10/15/2008	833	$3.48	10/15/2018
Stephen Kirnon (5)	11/12/2014	7,000	$7.14	11/12/2024
Stephen Kirnon (5)	1/11/2015	5,000	$1.80	1/11/2025
Stephen Kirnon (5)	5/15/2015	5,000	$4.66	5/15/2025
Stephen Kirnon (5)	6/8/2016	27,083	$1.20	6/8/2026
William James Alexander (6)	9/25/2008	1,666	$3.48	9/25/2018
William James Alexander (6)	10/15/2008	833	$3.48	10/15/2018
William James Alexander (6)	11/12/2014	7,000	$7.14	11/12/2024
William James Alexander (6)	1/11/2015	5,000	$1.80	1/11/2025
William James Alexander (6)	5/15/2015	5,000	$4.66	5/15/2025
William Harris (7)	11/12/2014	7,000	$7.14	11/12/2024
William Harris (7)	01/11/2015	5,000	$1.80	01/11/2025
William Harris (7)	5/15/2015	5,000	$4.66	5/15/2025
William Harris (7)	6/8/2016	27,083	$1.20	6/8/2026

(1)	Dr. Engleman joined our Board in June 2001
(2)	Dr. Mario joined our Board in August 2007.
(3)	Mr. Dalal joined our Board in April 2016.
(4)	Dr. Engelsen joined our Board in April 2004.
(5)	Dr. Kirnon joined our Board in July 2002.
(6)	Dr. Alexander joined our Board in June 2008 and resigned from the Board on March 28, 2016.
(7)	Mr. Harris joined our Board in June 2014.
(8)	The grant date fair market vale of the Common Stock underlying these option awards is equal to the option exercise price on the date of grant.

For 2016, our Board of Directors adopted a non-employee director compensation policy pursuant to which we compensated our non-employee directors with a combination of cash and equity. Each such director will receive an annual base cash retainer of $35,000 for such service, to be paid quarterly. Each non-employee director will receive an annual stock option grant to purchase that number of shares representing, as of the date of grant, $32,500 of value, which shall be granted effective as of the date of each annual stockholder meeting, and share vest as to 100% of the shares on the earlier of the 12 month anniversary of the date of grant or the day before the next annual stockholder meeting. New members elected to the Board of Directors shall receive a stock option grant to purchase 20,000 shares of common stock, which shall vest monthly over four years. The policy also provides that we compensate certain members of our Board of Directors for service on our committees as follows:

•	The chair or executive chair of our Board of Directors will receive an annual cash retainer of $25,000 for such service, paid quarterly;

•
The chairperson of our audit committee will receive an annual cash retainer of $15,000 for such service and each other member of the audit committee will receive an annual cash retainer of $7,500 for such service, paid quarterly;

•
The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service and each other member of the compensation committee will receive an annual cash retainer of $5,000 for such service, paid quarterly; and

•
The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $7,000 for such service and each other member of the nominating and corporate governance committee will receive an annual cash retainer of $3,500, paid quarterly.

As of January 1, 2017, the Compensation Committee has recommended and the Board has approved a modification to the compensation plan outlined above, whereby annual Board and Committee cash retainers payable to Board members will now be made in equivalent shares of the Company's common stock, on a quarterly basis.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is currently composed of ten members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, four Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Ernest Mario, Anish Bhatnagar, William G. Harris and Stuart Collinson as nominees for election as Class III directors. If elected, each of Mr. Harris and Drs. Mario, Bhatnagar and Collinson will serve as Class III directors until the 2020 Annual Meeting of stockholders; or until their respective successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Mr. Harris and Drs. Mario, Bhatnagar, and Collinson. We expect that Mr. Harris and Drs. Mario, Bhatnagar, and Collinson will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class III directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF
THE FOUR DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS
PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Marcum LLP, or Marcum, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2017. Marcum also served as our independent registered public accounting firm for our fiscal year ended December 31, 2016.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Marcum as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Stockholder ratification of the appointment of Marcum is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Marcum to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2017 if our audit committee believes that such a change would be in our company’s best interests and that of our stockholders. A representative of Marcum is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Marcum for our fiscal years ended December 31, 2015 and 2016.

	2016	2015
Audit Fees (1)	$307,670	$189,528
Audit-Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	$12,400	$106,944

	$320,070	$296,472

(1)
“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Marcum for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” consist of fees and expenses billed for professional services rendered by Marcum in connection with our proxy and management consulting in connection with the merger with Essentialis.

Auditor Independence

In 2016, there were no other professional services provided by Marcum that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Marcum for our fiscal years ended December 31, 2015 and 2016 were pre-approved by our audit committee.

 Vote Required

The ratification of the appointment of Marcum requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING
DECEMBER 31, 2017.

PROPOSAL 3
AMENDMENT TO THE COMPANY’S CHARTER TO CHANGE THE COMPANY’S NAME TO "SOLENO THERAPEUTICS, INC."

Our Charter currently specifies the Company’s name as “Capnia, Inc.” Our Board of Directors approved a resolution to amend the Charter of the Company to change the name of the Company to "Soleno Therapeutics, Inc.". Should this amendment be approved by stockholders, following the filing of the Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware, the Company will begin doing business as "Soleno Therapeutics, Inc.", change its ticker symbol to NASDAQ: “SLNO” and change its website to www.soleno.life.

Rationale for Name Change

Our acquisition of Essentialis, Inc. (“Essentialis”) on March 7, 2017 has presented us with an opportunity to rebrand the Company and we believe it is in the best interests of the Company to change the corporate name to reflect the addition of Essentialis’ commercial products to our business and our focus on therapeutics for rare diseases.

Implementation of Name Change

If the amendment is adopted by stockholders, Article I of our Charter will be amended to read as follows:

“The name of the corporation is Soleno Therapeutics, Inc.”.

The amendment, if adopted by stockholders, will become effective on a date selected by the Board of Directors and set forth in a Certificate of Amendment to our Charter to be filed with the Secretary of State of the State of Delaware.

Effect on Stockholders

The change of name will not affect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our common stock on NASDAQ.

Following implementation of the amendment, stockholders may continue to hold their existing stock certificates or receive new certificates reflecting the name change. Stockholders who wish to tender their old stock certificates in exchange for new certificates with the new name should deliver their existing certificates to our transfer agent. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change. Uncertificated shares currently held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name "Soleno Therapeutics, Inc."

Required Vote

The amendment of the Company’s Charter will require an affirmative vote of a majority of the outstanding voting securities of the Company. Abstentions and instructions withholding authority to vote the amendment of the Company’s Charter will count as a vote against the proposal. The amendment of the Company’s Charter is a “non-routine” matter. Therefore, if you do not instruct your broker how to vote with respect to the withdrawal, your broker may not vote with respect to this proposal and those votes will be deemed broker non-votes. Broker non-votes are not counted for the purpose of determining whether to withdraw the election, and, therefore, will not have the effect of a negative vote with respect to the withdrawal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CHARTER TO CHANGE THE COMPANY’S NAME TO "SOLENO THERAPEUTICS, INC."

PROPOSAL 4
AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT THE REVERSE SPLIT

Overview
The Board of Directors has unanimously adopted resolutions approving and recommending to the stockholders for their approval a proposed amendment to the Charter that would, at the discretion of the Board of Directors, effect the Reverse Split of all of the outstanding shares of Capnia’s common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10) to be determined by our Board to be effected at the sole discretion of our Board at any time within six months following the Annual Meeting; and authorize any other action deemed by our Board to be necessary in connection with the Reverse Split, all without further approval or authorization of our stockholders.
Upon receiving stockholder approval of the Reverse Split, the Board of Directors will have the sole discretion to elect, as it determines to be in the best interests of Capnia and its stockholders, whether to effect the Reverse Split. The Reverse Split will become effective upon the filing of the Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware. The text of the proposed form of Certificate of Amendment to the Charter to effect the Reverse Split is attached to this proxy statement as Appendix A. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of Delaware or as the Board of Directors deems necessary and advisable to effect the Reverse Split. The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. Please see the table below under the heading “Principal Effects of the Reverse Split” for an illustration of the effects of this proposed amendment to the Charter (which is referred to in this proxy statement as the “Reverse Split”).
Purposes of the Reverse Split
On March 28, 2017, the Board of Directors approved the proposal authorizing the Reverse Split for the following reasons:

•	Effecting the Reverse Split could be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on NASDAQ.

•	Continued listing on NASDAQ provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of NASDAQ.

•	A higher stock price, which may be achieved through the Reverse Split, could help generate investor interest in the Company and help attract, retain, and motivate employees.
If the Reverse Split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase will enable the Company to maintain its NASDAQ listing and may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.
Nasdaq Listing.
The common stock is currently listed on NASDAQ under the symbol “CAPN.” One of the requirements for continued listing on NASDAQ pursuant to NASDAQ Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00. On April 12, 2017, the closing market price per share of our common stock was $0.59, as reported by NASDAQ.
On October 24, 2016, Capnia received a letter from the Listing Qualifications Department of NASDAQ indicating that, based upon the closing bid price of Capnia’s common stock for the last 30 consecutive business days, Capnia did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that Capnia will be provided with a compliance period of 180 calendar days, or until April 24, 2017, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if, at any time during the 180-day period, the closing bid price of Capnia’s common stock is at least $1.00 for a minimum of ten consecutive business days, NASDAQ will provide the Company with written confirmation that it has achieved compliance with the minimum bid price requirement. If Capnia does not regain compliance by April 24, 2017, an additional 180 days may be granted to regain compliance if Capnia (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ (except for the bid price requirement) and (ii) provides written notice of its intention to cure the deficiency during the second 180-day compliance period.
The Board of Directors has considered the potential harm to Capnia of a delisting from NASDAQ and believes that delisting could, among other things, adversely affect (i) the trading price of the common stock, (ii) the liquidity and marketability of shares of the common stock, (iii) our ability to raise additional necessary capital through equity or debt financing, (iv) Capnia’s relationships with vendors and customers who may perceive Capnia’s business less favorably, and (v) the ability of holders of the common stock to purchase or sell shares of common stock as quickly and as inexpensively as they have done historically. In addition, Capnia would no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and therefore would lose its exemption from state securities regulations. As a result, Capnia would need to comply with various state securities laws with respect to issuances of its securities, including equity award grants to employees. As a public company, Capnia would not have the benefit of certain exemptions applicable to privately-held entities, which would make granting equity awards to Capnia’s employees more difficult.
Potential Increased Investor Interest.
The Board of Directors believes that the Reverse Split will provide a number of benefits to Capnia and its existing stockholders, which may lead to an increase in investor interest, including:

1.
Reduced Short-Term Risk of Illiquidity. The Board of Directors understands that a higher stock price may increase investor confidence by reducing the short-term risk of illiquidity and lack of marketability of the common stock that may result from the delisting of the common stock from NASDAQ.

2.
Decreasing Transaction Costs. Investors may also be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

3.
Stock Price Requirements. The Board of Directors understands that some brokerage houses and institutional investors may have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Other Potential Benefits.
The Board of Directors believes that a higher stock price would help Capnia attract and retain employees and other service providers. It is the view of the Board of Directors that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. Accordingly, if the Reverse Split successfully increases the per share price of the common stock, the Board of Directors believes this increase will enhance Capnia’s ability to attract and retain employees and service providers.
Risks Associated with the Reverse Split
The Reverse Split could result in a significant devaluation of Capnia’s market capitalization and trading price of the common stock.
The Board of Directors expects that the Reverse Split of the outstanding common stock will increase the market price of the common stock. However, Capnia cannot be certain whether the Reverse Split would lead to a sustained increase in the trading price or the trading market for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of the common stock after the Reverse Split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the Reverse Split;

•	the Reverse Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced stocks;

•	the Reverse Split will result in a per share price that will increase Capnia’s ability to attract and retain employees and other service providers;

•
the market price per share post Revise Split will remain in excess of the $1.00 minimum closing bid price as required by the Nasdaq Marketplace Rules or that Capnia would otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Select Market or The Nasdaq Capital Market; and

•
the Reverse Split will increase the trading market for the common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.

The market price of the common stock will also be based on Capnia’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of Capnia’s overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split and this could have an adverse effect on the market price of the common stock. If the market price of the common stock declines subsequent to the effectiveness of the Reverse Split, this will detrimentally impact Capnia’s market capitalization and the market value of Capnia’s public float.
The Reverse Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.
The Reverse Split  may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
Depending on the Reverse Split ratio, certain stockholders may no longer have any equity interest in Capnia.
Based on the Reverse Split of all of the outstanding shares of Capnia’s common stock at a ratio between one-for-two (1:2) and one-for-ten (1:10), certain stockholders might be fully cashed out in the Reverse Split and thus, after the Reverse Split takes effect, such stockholders would no longer have any equity interest in Capnia and therefore would not participate in our future earnings or growth, if any.
The Reverse Split may not help generate additional investor interest.
There can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
Effective Date
Assuming the Board of Directors exercises its discretion to effect the Reverse Split, the Reverse Split will become effective as of the date and time (the “Effective Date”) that the certificate of amendment to the Charter to effect the Reverse Split is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”), without any further action on the part of stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-split shares. The Board of Directors, in its discretion, may delay or decide against effecting the Reverse Split and the filing of the certificate of amendment to the Charter to effect the Reverse Split without resoliciting stockholder approval. It is currently anticipated that if stockholder approval is obtained for the Reverse Split described in this proposal, the Board of Directors would cause Capnia to effect the foregoing as soon as practicable after obtaining such stockholder approval.
Principal Effects of the Reverse Split
After the Effective Date, each stockholder will own a reduced number of shares of the common stock. However, Capnia expects that the market price of the common stock immediately after the Reverse Split will increase substantially above the market price of the common stock immediately prior to the Reverse Split. The proposed Reverse Split will be effected simultaneously for all of the common stock, and the ratio for the Reverse Split will be the same for all of the common stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in Capnia (except to the extent that the Reverse Split would result in any of the stockholders owning a fractional share as described below). Likewise, the Reverse Split will affect all holders of outstanding equity awards under the 2014 Plan substantially the same (except to the extent that the Reverse Split would result in a fractional interest as described below). The Series B Preferred Stock and outstanding warrants will be affected in substantially the same manner on an as-converted to, or as-exercised for, common stock basis. Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed Reverse Split (except to the extent that the Reverse Split would result in any stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split (except to the extent that the Reverse Split would result in any stockholders owning only a fractional share as described below).
The par value per share of the common stock would remain unchanged at $0.001 per share after the Reverse Split.
The effects of the proposed amendment to the Charter are illustrated in the below table as of March 10, 2017,as reported on our Annual Report on Form 10-K for the annual period ended December 31, 2016, filed with the SEC on March 15, 2017:

	Pre-Reverse Split	Post-Reverse Split one-to-two (1:2)	Post-Reverse Split one-to-ten (1:10)
Authorized Shares	100,000,000	50,000,000	10,000,000
Shares Issued and Outstanding	47,479,879	23,739,940	4,747,988
Shares Issuable under Outstanding Warrants	6,548,940	3,274,470	654,894
Shares Issuable under Outstanding Series B Preferred Stock	12,179,000	6,089,500	1,217,900
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the 2014 Plan, 2010 Plan and 1999 Plan	2,966,939	1,483,470	296,694
Reserved for Issuance Under the 2014 Plan (but not Subject to Exercise/Release of Outstanding Equity Awards)	10,501,012	5,250,506	1,050,101
Reserved for Issuance Under the 2014 Employee Stock Purchase Plan	139,839	69,920	13,984
* The share amount listed in the amount “Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the 2014 Plan, 2010 Plan and 1999 Plan” includes (on a pre-Reverse Split basis) (i) 10,446,302 shares reserved for issuance pursuant to outstanding grants under our 2014 Plan, (ii) 15,082 shares reserved for issuance pursuant to outstanding grants under our 2010 Plan, and (iii) 39,628 shares reserved for issuance pursuant to outstanding grants under our 1999 Plan. The shares subject to outstanding option grants under our 2010 Plan and 1999 Plan shall, instead of being returned to our 1999 Plan and 2010 Plan as the result of expiration or termination of such options, will be returned to the 2014 Plan (provided that the maximum number of shares that may be added to the 2014 Plan from the 2010 Plan and 1999 Plan is 240,906 shares).
As illustrated in the above table, the proposed reduction in the total number of shares of the common stock for the Reverse Split is designed to maintain approximately the same proportion of the total number of authorized shares that are not issued or outstanding, or reserved for issuance under the 2014 Plan, following the Reverse Split. Similarly, the Reverse Split will maintain approximately the same proportion of the total number of shares of common stock issuable upon conversion of the Series B Preferred Stock and exercise of outstanding warrants.
If the proposed Reverse Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.
The common stock is currently registered under Section 12(b) of the Exchange Act, and Capnia is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the common stock under the Exchange Act.

The proposed amendment to the Charter will not change the terms of the common stock. After the Reverse Split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares (which is discussed in more detail below). The common stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. Following the Reverse Split, Capnia will continue to be subject to the periodic reporting requirements of the Exchange Act.
Treatment of Fractional Shares
No fractional shares of common stock will be issued in connection with the Reverse Split. If as a result of the Reverse Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the trading day immediately preceding the effective time of the Reverse Split (as adjusted to give effect to the Reverse Split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefor.
If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Reverse Split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time (as defined below) may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Effect of the Reverse  Split on Equity Awards
On the Effective Date, the proposed Reverse Split will reduce the number of shares of common stock available for issuance under the 2014 Plan. All shares of common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under the 2014 Plan and the number of shares of common stock which have been authorized for issuance under the 2014 Plan but as to which no equity awards have yet been granted or which have been returned to the 2014 Plan upon cancellation or expiration of such equity awards will be converted on the Effective Date into between one-half to one–tenth of the number of such shares immediately preceding the Reverse Split (subject to adjustment for fractional interests), depending on the ratio of the Reverse Split chosen. In addition, the exercise price of outstanding equity awards will be adjusted to between two to ten times the exercise price specified before the Reverse Split, rounded up to the nearest cent, depending on the ratio of the Reverse Split chosen. This will result in approximately the same aggregate price being required to be paid as immediately preceding the Reverse Split. No fractional shares with respect to the shares subject to the outstanding equity awards under the 2014 Plan will be issued following the Reverse Split. Therefore, if the number of shares subject to any outstanding equity award under the 2014 Plan immediately before the Reverse Split is not evenly divisible (in other words, it would result in a fractional interest following the Reverse Split), the number of shares of common stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded down to the nearest whole number. This will result in an increase to the proportion of shares reserved for issuance under the 2014 Plan to the number of authorized shares of common stock following the Reverse Split.
Effect of the Reverse Split on Outstanding Warrants
As of April 12, 2017, we had issued and outstanding warrants to purchase up to 6,548,940 shares of common stock. The terms of our outstanding warrants all provide for appropriate adjustments in the event of a stock split. Accordingly, if the Reverse Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Split, as of the Effective Date the number of shares issuable and the exercise price, as applicable, relating to warrants, will be proportionately adjusted using the Reverse Split ratio selected by our Board of Directors.
Effect of the Reverse Split on Outstanding Series B Preferred Stock
As of April 12, 2017, we had issued and outstanding 12,179 shares of Series B Preferred Stock, convertible into up to 12,179,000 shares of common stock. The terms of our outstanding Series B Preferred Stock all provide for appropriate adjustments in the event of a stock split. Accordingly, if the Reverse Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Split, as of the Effective Date the number of shares issuable relating to the Series B Preferred Stock, will be proportionately adjusted using the Reverse Split ratio selected by our Board of Directors.
Exchange of Stock Certificates
As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been effected. Capnia’s transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from Capnia’s exchange agent as soon as practicable after the Effective Date, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the Reverse Split (or an affidavit of lost stock certificate containing an indemnification of Capnia for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by Capnia. This means that, instead of receiving a new stock certificate, you may receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your direct registration statement, you may request a stock certificate representing your post-split ownership interest. If you are entitled to payment in lieu of any fractional share interest, payment will be made as described above under the heading “Treatment of Fractional Shares.” No direct registration statements, new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent. If you hold any or all of your shares electronically in book-entry form, please see the section below under the heading “Effect on Registered Book-Entry Holders.”
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
In connection with the Reverse Split, the common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of the post-split common stock.
Effect on Beneficial Owners
Stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by Capnia for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.
Effect on Registered Book-Entry Holders
Capnia’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•
If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•
If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after Capnia’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Accounting Consequences

The par value per share of the common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the Effective Date, the par value per share on Capnia’s balance sheet attributable to the common stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the par value per share is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. Capnia does not anticipate that any other accounting consequences would arise as a result of the Reverse Split.
No Appraisal Rights
Stockholders are not entitled to appraisal rights under Delaware law with respect to the proposed amendment to the Charter to effect the Reverse Split.
Material U.S. Federal Income Tax Consequences of the Reverse  Split
The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. Further, this discussion does not address any state, local or non-U.S. tax consequences of the Reverse Split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.
All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Split. This discussion does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships (or entities treated as partnerships for U.S. federal income tax purposes), stockholders who are not U.S. holders (as defined herein), stockholders who hold their shares as “qualified small business stock” or “Section 1244” stock, broker-dealers and tax-exempt entities. This summary also assumes that the pre-Reverse Split shares were, and the post- Reverse Split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.
As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than the cash payments for fractional shares of common stock discussed above, no gain or loss should be recognized by a stockholder upon the exchange of pre Reverse Split shares for post Reverse Split shares. The aggregate tax basis of the post Reverse Split shares will be the same as the aggregate tax basis of the pre Reverse Split shares exchanged in the Reverse Split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder’s holding period in the post-Reverse Split shares will include the period during which the stockholder held the pre Reverse Split shares exchanged in the Reverse Split.
In general, the receipt of cash by a U.S. holder instead of a fractional share will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre Reverse Split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute longterm capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date.

A U.S. holder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Split. U.S. holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (e.g., by submitting a properly completed IRS Form W-9 or applicable IRS Form W-8) may also be subject to backup withholding, at their applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.
Vote Required to Approve Amendment of our Charter
Approval of the amendments to our Charter and to authorize our Board of Directors, if in their judgment it is necessary, to effect the Reverse Split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the Annual Meeting. Abstentions and instructions withholding authority to vote for this proposal will count as a vote against the proposal. The amendment to our Charter and the Reverse Split is a “non-routine” matter. Therefore, if you do not instruct your broker how to vote with respect to the withdrawal, your broker may not vote with respect to this proposal and those votes will be deemed broker non-votes. Broker non-votes are not counted for the purpose of determining whether to withdraw the election, and, therefore, will not have the effect of a negative vote with respect to the withdrawal
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AMENDMENTS TO OUR CHARTER TO EFFECT THE REVERSE SPLIT OF OUR COMMON STOCK.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capnia, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Marcum LLP, or Marcum, the Company’s independent registered public accounting firm. The audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence, and has discussed with Marcum its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

William G. Harris (Chair)
Steinar J. Engelsen
Stephen Kirnon

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 12, 2017. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers:
Anish Bhatnagar, M.D.	49	President, Chief Executive Officer and Director
David D. O’Toole	58	Senior Vice President, Chief Financial Officer
Anthony Wondka	55	Senior Vice President of Research and Development

Executive Officers

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

David D. O’Toole was appointed as our Chief Financial Officer in July 2014. He has more than 30 years of experience in the accounting and finance sectors, and for the past 14 years has focused on the medical device, tools, and diagnostics industry. From September 2012 to June 2014 Mr. O’Toole was Senior Vice President and Chief Financial Officer at Codexis, Inc., a public company focused on developing biocatalysts. From May 2010 to August 2012 Mr. O’Toole was Vice President and Chief Financial Officer at Response Genetics, Inc., and served from May 2008 to August 2010 as Executive Vice President and Chief Financial Officer of Abraxis Bioscience, Inc. From 1992 to 2008, Mr. O’Toole worked at Deloitte & Touche LLP, where he served for 12 of those years as a partner. He worked at Arthur Anderson & Co., from 1984 to 1992, as an international tax manager. Mr. O’Toole received his Bachelor of Science, Accounting from the University of Arizona and is a certified public accountant.

Anthony Wondka. Mr. Wondka was appointed as our Vice President of Research and Development in June 2013. Prior to that, he was a consultant for us since May 2011. He has held management and executive positions in the medical device industry for over 20 years, in large and small companies. From April 2006 to March 2011, Mr. Wondka served as VP of R&D and then VP of Technology and Clinical Affairs for Breathe Technologies, where he invented and co-invented ventilation products that address large unmet needs in chronic obstructive pulmonary disease, or COPD, and obstructive sleep apnea. From July 1997 to April 2006, Mr. Wondka was Director of R&D and VP of Manufacturing at Pulmonx, where he co-invented and led the early development of the Chartis™ diagnostic system and procedure that is used to guide endobronchial lung volume reduction for the treatment of COPD, and is currently being sold in the E.U. Prior to Pulmonx, Mr. Wondka worked at Pfizer subsidiary Shiley (acquired by Covidien) and Bear Medical (acquired by Carefusion), where he held lead roles in engineering and quality assurance, supporting commercialization activities for market leading ENT and respiratory products. He holds over 40 issued or pending patents and has a B.S. in Bioengineering from University of California San Diego.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Our named executive officers for the year ended December 31, 2016 are:

•	Anish Bhatnagar, M.D., our Chief Executive Officer, President and Chief Operating Officer;

•	David D. O'Toole, our Senior Vice President, Chief Financial Officer; and

•	Anthony Wondka, our Senior Vice President, Research & Development.

Throughout this section, we refer to these three officers as our named executive officers.

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the years ended December 31, 2016, and December 31, 2015.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Option Awards (1)	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other Compensation	Total
Anish Bhatnagar Chief Executive Officer, President and Chief Operating Officer	2016	$460,000	$0	$499,243	—	—	—	$959,243
	2015	$435,156	$185,000	$570,100	—	—	—	$1,190,256
David D. O’Toole Senior Vice President, Chief Financial Officer	2016	$300,000	$0	$125,133	—	—	—	$425,133
	2015	$265,000	$47,950	$108,732	—	—	—	$421,682
Anthony Wondka Senior Vice President, Research & Development	2016	$266,500	$0	$73,346	—	—	—	$339,846
	2015	$262,375	$45,500	$111,476	—	—	—	$419,351

(1)
The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year ended December 31, 2016 or December 31, 2015, as applicable, computed in accordance with FASB ASC Topic 718.

Employment offer letters and Employment Agreements

We have entered into employment agreements with our named executive officers. The employment agreements provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, our named executive officers were each also required to execute our standard proprietary information and inventions agreement. The material terms of these employment agreements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the employment agreements, which were filed as exhibits to the Current Report on Form 8-K that was filed with the SEC on May 20, 2015.

Agreement with Anish Bhatnagar

We entered into an employment agreement with Dr. Bhatnagar, dated May 15, 2015, pursuant to which Dr. Bhatnagar serves as our President and Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Bhatnagar’s current annual base salary is $460,000.

Agreement with David D. O’Toole

We entered into an employment agreement with Mr. O’Toole, dated May 15, 2015, pursuant to which Mr. O’Toole serves as our Senior Vice President, Chief Financial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. O’Toole’s current annual base salary is $300,000.

Agreement with Anthony Wondka

We entered into an employment agreement with Mr. Wondka, dated May 15, 2015, pursuant to which Mr. Wondka serves as our Senior Vice President, Research and Development. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Wondka’s current annual base salary is $266,500.

Potential payments and benefits upon termination or change of control

Dr. Bhatnagar. Pursuant to Dr. Bhatnagar’s employment agreement, if Dr. Bhatnagar’s employment is terminated without “Cause” (as defined in Dr. Bhatnagar’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Dr. Bhatnagar’s employment agreement), and subject to Dr. Bhatnagar signing and not revoking a separation agreement and release of claims, then Dr. Bhatnagar will be entitled to the following severance payments and benefits:

•
If Dr. Bhatnagar’s termination or resignation occurs prior to six (6) months before a Change in Control (as defined in Dr. Bhatnagar’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for fifteen (15) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending fifteen (15) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); and (iii) twenty-five percent (25%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable;

•
If such termination or resignation occurs within six (6) months prior to, or twelve (12) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for eighteen (18) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to COBRA, then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending eighteen (18) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); (iii) a payment equal to one hundred fifty percent (150%) the annual target bonus opportunity for the year in which Dr. Bhatnagar is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable; and

•
If Dr. Bhatnagar is terminated without Cause or resigns for Good Reason during the term of Dr. Bhatnagar’s employment agreement, then Dr. Bhatnagar’s shall have one y.ear following such termination without Cause or resignation for Good Reason to exercise any then vested options.

Mr. O’Toole. Pursuant to Mr. O’Toole’s employment agreement, if Mr. O’Toole’s employment is terminated without “Cause” (as defined in Mr. O’Toole’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Mr. O’Toole’s employment agreement), and subject to Mr. O’Toole signing and not revoking a separation agreement and release of claims, then Mr. O’Toole will be entitled to the following severance payments and benefits:

•
if Mr. O’Toole’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Mr. O’Toole’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Mr. O’Toole’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; and (ii) if Mr. O’Toole elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. O’Toole on the last day of each month for a period ending six (6) months after Mr. O’Toole’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. O’Toole’s termination); and

•
If Mr. O’Toole’s termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Mr. O’Toole’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Mr. O’Toole elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. O’Toole on the last day of each month for a period ending twelve (12) months after Mr. O’Toole’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. O’Toole’s termination); (iii) a payment equal to one hundred percent (100%) the annual target bonus opportunity for the year in which Mr. O’Toole is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Mr. O’Toole as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Mr. Wondka. Pursuant to Mr. Wondka’s employment agreement, if Mr. Wondka’s employment is terminated without “Cause” (as defined in Mr. Wondka’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Mr. Wondka’s employment agreement), and subject to Mr. Wondka signing and not revoking a separation agreement and release of claims, then Mr. Wondka will be entitled to the following severance payments and benefits:

•
If Mr. Wondka’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Mr. Wondka’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Mr. Wondka’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; and (ii) if Mr. Wondka elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. Wondka on the last day of each month for a period ending six (6) months after Mr. Wondka’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Wondka’s termination); and

•
If Mr. Wondka’s termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Mr. Wondka’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Mr. Wondka elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. Wondka on the last day of each month for a period ending twelve (12) months after Mr. Wondka’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Wondka’s termination); (iii) a payment equal to one hundred percent (100%) the annual target bonus opportunity for the year in which Mr. Wondka is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Mr. Wondka as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Outstanding equity awards at December 31, 2016

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2016.

		Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration
Name	Grant date	Exercisable		Unexercisable	Price	Date
Anish Bhatnagar	3/14/2007	4,166	(1)	—	$10.56	3/14/2017
Anish Bhatnagar	9/25/2007	1,041	(1)	—	$10.56	9/25/2017
Anish Bhatnagar	6/27/2008	11,666	(1)	—	$3.48	7/27/2018
Anish Bhatnagar	10/15/2008	8,333	(1)	—	$3.48	10/15/2018
Anish Bhatnagar	11/12/2014	327,169	(2)	103,081	$7.14	11/12/2024
Anish Bhatnagar	01/11/2015	159,103	(2)	56,022	$1.80	01/11/2025
Anish Bhatnagar	5/15/2015	104,688	(2)	45,313	$4.66	5/15/2025
Anish Bhatnagar	1/10/2016	68,750	(3)	231,250	$1.61	1/10/2026
Anish Bhatnagar	6/8/2016	169,411	(2)	131,764	$1.20	6/8/2026
Anthony Wondka	6/3/2013	10,461	(5)	455	$1.80	6/3/2023
Anthony Wondka	11/12/2014	42,888	(4)	18,055	$7.14	11/12/2024
Anthony Wondka	1/11/2015	10,199	(4)	6,538	$1.80	1/11/2025
Anthony Wondka	5/15/2015	14,646	(3)	22,354	$4.66	5/15/2025
Anthony Wondka	1/10/2016	9,167	(3)	30,833	$1.61	1/10/2026
Anthony Wondka	6/8/2016	16,109	(4)	30,754	$1.20	6/8/2026
David D. O’Toole	11/12/2014	83,135	(4)	46,636	$7.14	11/12/2024
David D. O’Toole	1/11/2015	19,770	(4)	12,673	$1.80	1/11/2025
David D. O’Toole	5/15/2015	11,875	(3)	18,125	$4.66	5/15/2025
David D. O’Toole	1/10/2016	13,750	(3)	46,250	$1.61	1/10/2026
David D. O’Toole	6/8/2016	31,226	(4)	59,614	$1.20	6/8/2026

(1)
The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on each vesting date.

(2)
The shares subject to the stock option vest over a four-year period as follows: 50% of the shares underlying the options vest on the vesting commencement date and thereafter 1/48th of the remaining balance of the shares vest each monthly subject to the continued service with us through each vesting date.

(3)	The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each monthly subject to the continued service with us through each vesting date.

(4)
The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the vesting commencement date and thereafter 1/48th of the remaining balance of the shares vest each monthly subject to the continued service with us through each vesting date.

(5)
The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the one year anniversary of the vesting commencement date and thereafter 1/36th of the shares vest each month subject to the continued service with us through each vesting date.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that such information be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Steinar J. Engelsen (Chair)
William G. Harris
Stephen Kirnon

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 12, 2017, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange and Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 47,479,879 shares of Common Stock outstanding as of March 10, 2017, as reported on our Annual Report on Form 10-K for the annual period ended December 31, 2016, filed with the SEC on March 15, 2017.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	%
5% Stockholders
Entities Associated with Vivo Ventures Fund V, L.P. (1)	15,927,581	32.60%
Entities Associated with Technology Partners (2)	7,251,728	15.24%
Forward Ventures V, L.P. (3)	7,050,691	14.82%
Aspire Capital (4)	2,791,666	5.87%
Named Executive Officers and Directors:
Ernest Mario (5)	2,165,751	4.52%
Anish Bhatnagar (6)	1,025,811	2.11%
Anthony Wondka (7)	125,788	*
Edgar G. Engleman (1) (8)	15,970,663	32.66%
Steinar J. Engelsen (9)	160,693	*
Stephen Kirnon (10)	57,875	*
William James Alexander (11) (15)	19,499	*
William G. Harris (12)	75,758	*
David D. O’Toole (13)	239,980	*
Rajen Dalal (14)	23,598	*
Mahendra Shah (1) (16)	98,367	*
Stuart Collinson (2) (17)	7,255,543	15.25%
James Glasheen (3) (18)	7,054,519	14.82%
All current directors and executive officers as a group (13 Persons) (19)	34,273,845	67.63%

*	Represents beneficial ownership of less than one percent (1%).

(1)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of warrants: (a) 15,331,282 shares of Common Stock held by Vivo Ventures Fund, V, L.P., consisting of (W) 14,076,263 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, and (Y) 1,255,019 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017); (b) 180,099 shares of Common Stock held by Vivo Ventures V Affiliates Fund, LP., consisting of (W) 165,373 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, and (Y) 14,726 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017); (c) 231,273 shares of Common Stock held by BDF IV Annex Fund, L.P., consisting of (W) 227,068 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, and (Y) 4,205 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017); (d) 167,945 shares of Common Stock held by Biotechnology Development Fund IV, L.P., consisting of (W) 166,943 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, and (Y) 1,002 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017); (e) 3,093 shares of Common Stock held by Biotechnology Development Fund IV Affiliates, L.P., consisting of (W) 3,076 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, and (Y) 17 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017); and (f) 13,889 shares of Common Stock held by Vivo Capital LLC, consisting of (W) 13,889 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, and (Y) zero shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017). Vivo Ventures V Fund LLC (Vivo V LLC), is the sole general partner of both of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (Vivo V Funds), and may be deemed to beneficially own the Common Stock of Capnia owned by the Vivo V Funds. Vivo Capital LLC is the management company of Vivo V LLC. Vivo V LLC disclaims beneficial ownership of the shares of Capnia held by each of the Vivo V Funds, except to the extent of its pecuniary interest therein. BioAsia Investments IV, LLC (BAI IV), is the sole general partner of Biotechnology Development Fund IV, LP, Biotechnology Development Fund IV Affiliates, L.P., BDF IV Annex Fund, L.P. (BDF IV Funds) and may be deemed to beneficially own the Common Stock of Capnia owned by the BDF IV Funds. BAI IV disclaims beneficial ownership of the shares of Capnia held by each of the BDF IV Funds, except to the extent of its pecuniary interest therein. BioAsia Management, LLC (BAM), is the sole general partner of Biotechnology Development Fund II, L.P. (BDF II), and may be deemed to beneficially own the Common Stock of Capnia owned by BDF II. BAM disclaims beneficial ownership of the shares of Capnia held by each of the BDF II Funds, except to the extent of its pecuniary interest therein. Edgar G. Engleman M.D. is one of the managing members in Vivo Capital LLC, Vivo V LLC, BAI IV, and BAM, and has the shared voting power with other managing members.

(2)
Represents shares of Common Stock outstanding, issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 7,251,728 shares of Common Stock held by Forward Ventures V, L.P., or Forward Ventures, consisting of (W) 7,251,728 shares of outstanding Common Stock, and (Y) no shares of Common Stock subject to outstanding options that are vested and exercisable within 60 days of April 12, 2017. Stuart Collinson is a managing member of Forward Ventures and has shared voting power over the shares of Common Stock beneficially owned by Forward Ventures.

(3)
Represents shares of Common Stock outstanding, issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: (a) 6,904,925 shares of Common Stock held by Technology Partners Fund VII, L.P., consisting of (W) 6,904,925 shares of outstanding Common Stock, and (Y) no shares of Common Stock subject to outstanding options that are vested and exercisable within 60 days of April 12, 2017 and (b) 145,766 shares of Common Stock held by Tehnology Partners Affiliates VII, L.P., consisting of (W) 145,766 shares of outstanding Common Stock, and (Y) no shares of Common Stock subject to outstanding options that are vested and exercisable within 60 days of April 12, 2017. James Glasheen is one of the managing members of Technology Partners and Technology Affiliates and has shared voting power over the shares of Common Stock beneficially owned by Technology Partners and Technology Affiliates.

(4) Represents shares of Common Stock outstanding, issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 2,791,666 shares of Common Stock held by Aspire Capital LLC consisting of (W) 2,791,666 shares of outstanding Common Stock, and (Y) no shares of Common Stock subject to outstanding options that are vested and exercisable within 60 days of April 12, 2017.

(5)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 2,164,974 shares of Common Stock held by Dr. Mario, consisting of (W) 1,819,739 shares of outstanding Common Stock, (X) 77,134 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, (Y) 268,878 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017).

(6)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise options or warrants: 1,025,811 shares of Common Stock held by Dr. Bhatnagar, consisting of (W) 83,419 shares of outstanding Common Stock, (X) 942,392 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(7)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 125,788 shares of Common Stock held by Mr. Wondka, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(8)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of option or warrants: 15,970,663 shares of Common Stock held by Dr. Engleman, consisting of (Y) the shares held by the Vivo V Funds, the BDF IV Funds and BDF II as set forth above in footnote 1, and (Z) 43,082 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(9)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of option or warrants: 160,693 shares of Common Stock held by Dr. Engelsen, consisting of (W) 118,738 shares of outstanding Common Stock, (X) 40,583 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017, and (Y) 1,372 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 12, 2017).

(10)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 57,875 shares of Common Stock held by Dr. Kirnon, consisting of (W) 14,793 shares of outstanding Common Stock, and (X) 43,082 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(11)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 19,499 shares of Common Stock held by Dr. Alexander, all of which shares are subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(12)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 75,758 shares of Common Stock held by Mr. Harris, consisting of (W) 35,175 shares of outstanding Common Stock and (X) 40,583 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(13)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 239,980 shares of Common Stock held by Mr. O’Toole, consisting of (W) 45,250 shares of outstanding Common Stock and (X) 194,730 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(14)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of options or warrants: 23,598 shares of Common Stock held by Mr. Dalal, consisting of (W) 17,765 shares of outstanding Common Stock and (X) 5,833 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017. Rajen Dalal joined our Board on April 15, 2016 and received his initial Board option grant on this date.

(15)	Dr. Alexander resigned from our Board on March 28, 2016.

(16)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of option or warrants: 98,367 shares of Common Stock held by Dr. Shah, consisting of (W) 97,117 shares outstanding of Common Stock and (Y) 1,250 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017.

(17)
Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of option or warrants: 7,255,543 shares of Common Stock held by Dr. Collinson, consisting of (W) 2,545 shares outstanding of Common Stock, (Y) the shares held by Forward Ventures V, LP as set forth above in footnote 3, and (Z) 1,250 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017. Dr. Collinson joined our Board on March 7, 2017 and received his initial Board option grant on this date.

(18) Represents shares of Common Stock outstanding or issuable within 60 days of April 12, 2017, upon the exercise of option or warrants: 7,054,519 shares of Common Stock held by Dr. Glasheen, consisting of (W) 2,578 shares outstanding of Common Stock, (Y) the shares held by Technology Partners as set forth above in footnote 2, and (Z) 1,250 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 12, 2017. Dr. Glasheen joined our Board on March 7, 2017 and received his initial Board option grant on this date.

(19)	In total, 3,062,176 of these shares are attributable to options and warrants currently exercisable or exercisable within 60 days of April 12, 2017.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons and (ii) the amount involved exceeds $120,000.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Merger with Essentialis, Inc. and Common Stock Financing

On March 7, 2017, we entered into common stock purchase agreements (the “Purchase Agreements”) with certain new and existing investors who previously delivered non-binding indications of interest to Capnia to participate in a financing of up to $8 million in connection with the pending merger (the “Merger”) with Essentialis, Inc, (“Essentialis”). Under the terms of the Purchase Agreements, Capnia agreed to sell to the purchasers, in a private placement, an aggregate of 8,333,333 shares of Common Stock, par value $0.001 per share, at a purchase price of $0.96 per share for gross proceeds of approximately $8 million (the “Financing”). The Financing closed concurrently with the closing of the Merger on March 7, 2017.

On March 7, 2017, we completed the Merger pursuant to the Agreement and Plan of Merger, dated December 22, 2016 (the “Merger Agreement”) by and among Capnia, Essentialis, Merger Sub, and Neil Cowen, in his capacity as stockholders’ representative. In accordance with the Merger Agreement, Merger Sub was merged with and into Essentialis, with Essentialis as the surviving corporation and wholly-owned subsidiary of Capnia.
Under the terms of the Merger Agreement, in connection with the closing of the transactions contemplated by the Merger Agreement, the former holders of Essentialis stock received an aggregate of 18,916,952 shares of Common Stock. Capnia held back an 913,392 shares of Common Stock as partial recourse to satisfy indemnification claims made by Capnia under the Merger Agreement, and such shares of Common Stock will be issued to Essentialis stockholders on the one year anniversary of the closing (subject to the limitations set forth in the Merger Agreement). Capnia is also obligated to issue an additional 4,566,961 shares of Common Stock to Essentialis stockholders upon the achievement of a development milestone associated with Essentialis’ product. Assuming that Capnia issues all of the shares of Common Stock held back by Capnia and the development milestone is achieved, Capnia would issue a total of 24,397,306 shares of Common Stock to Essentialis stockholders. Additionally, upon the achievement of certain commercial milestones associated with the sale of Essentialis’ product in accordance with the terms of the Merger Agreement, Capnia is obligated to make cash earnout payments of up to a maximum of $35 million to Essentialis stockholders. The merger consideration described above will be reduced by any such shares of Common Stock issuable, or cash earnout payments payable, to Essentialis’ management carve-out plan participants and other service providers of Essentialis, in each case, in accordance with the terms of the Merger Agreement.
Certain members of Capnia’s board of directors, including Drs. Engleman, Shah, Glasheen and Collinson, were affiliates to investors in the Financing and stockholders of Essentialis entitled to a portion of the Merger consideration:

•
Entities affiliated with Vivo Ventures, which are affiliated with Drs. Engleman and Shah, purchased 1,410,461 shares of common stock in the Financing (approximately 16.9% of the shares of common stock issued in the Financing) and received 5,827,818 shares (approximately 30.81% of the shares of common stock issued to Essentialis stockholders in the Merger). Additionally, Dr. Shah received a portion of the Merger consideration as a participant in Essentialis’ management carve-out plan.

•
Entities affiliated with Technology Partners, which is affiliated with Dr. Glasheen purchased 1,332,898 shares of common stock in the Financing (approximately 16.0 % of the shares of common stock issued in the Financing) and received 5,717,793 shares (approximately 30.23% of the shares of common stock issued to Essentialis stockholders in the Merger).

•
Entities affiliated with Forward Ventures, which is affiliated with Dr. Collinson purchased 1,423,306 shares of common stock in the Financing (approximately 17.08 % of the shares of common stock issued in the Financing) and received 5,828,422 shares (approximately 30.81% of the shares of common stock issued to Essentialis stockholders in the Merger).

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We have entered into employment agreements with certain of our executive officers and directors relating to their hiring or separation. See the section titled and “Executive Compensation – Offer Letters and Employment Agreements”.

Equity Issuances and Grants

We have granted stock options to our named executive officers and certain of our directors. See the section titled “Executive Compensation –Summary Compensation Table” for a description of these stock options and RSUs.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. We believe that, during 2016, our executive officers and directors, and persons who own more than 10 percent of our common stock complied with all Section 16(a) filing requirements.
In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors, executive officers, and ten percent stockholders.

Available Information

Our financial statements for our fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K. This proxy statement and our Annual Report on Form 10-K are posted on the Investor Relations section of our website at ir.Capnia.com and are available from the SEC at its website at www.sec.gov.

Company Website

We maintain a website at www.capnia.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
April 19, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

CAPNIA, INC.

May 8, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/19765

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20430303000000001000 5 050817

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ernest Mario, Ph.D.
- ○ Anish Bhatnagar, M.D.
- ○ William G. Harris
- ○ Stuart Collinson, Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CAPNIA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPNIA, INC.

The undersigned hereby appoints Anish Bhatnagar and David O'Toole, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of Capnia, Inc. (the "Company") standing in the name of the undersigned on April 12, 2017, with all powers which the undersigned would possess if present at the 2017 Annual Meeting of Stockholders of the Company to be held on May 8, 2017 or at any adjournment or postponement thereof. Receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement and the 2016 Annual Report is hereby acknowledged.

(Continued and to be signed on the reverse side.)

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